Exhibit 5.1


                 [Letterhead of Richards, Layton & Finger, P.A.]



                               September 18, 1998

PECO Energy Transition Trust
c/o First Union Trust Company, National Association
One Rodney Square
920 King Street, First Floor
Wilmington, Delaware  19801

                 Re:    PECO Energy Transition Trust
                        ----------------------------

Ladies and Gentlemen:

         We have acted as special Delaware counsel for PECO Energy Company, a Pennsylvania corporation (the "Company"), and PECO Energy Transition Trust, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

         For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

         (a) The Certificate of Trust of the Trust, dated as June 23, 1998 (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on June 23, 1998;

         (b) The Trust Agreement of the Trust, dated as of June 23, 1998, among the Company and the trustees of the Trust named therein;

         (c) Amendment No. 1 to the Registration Statement (the "Registration Statement") on Form S-3, including a preliminary prospectus (the "Prospectus") and prospectus supplement, relating to the __% Transition Bonds, Series 199_-_ of the Trust (the "Transition Bonds"), as proposed to be filed by the Trust with the Securities and Exchange Commission on or about September 18, 1998;


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PECO Energy Transition Trust
September 18, 1998
Page 2



         (d) A form of Amended and Restated Trust Agreement of the Trust, to be entered into among the Company, as grantor and owner, and the trustees of the Trust named therein (including Exhibits 1 and 2 thereto) (the "Trust Agreement"), attached as an exhibit to the Registration Statement;


         (e) A form of Indenture, to be entered into between the Trust and the trustee to be named therein, attached as an exhibit to the Registration Statement pursuant to which the Transition bonds are to be issued; and

         (f) A Certificate of Good Standing for the Trust, dated September 18, 1998, obtained from the Secretary of State.

         Capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

         For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (f) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs
(a) through (f) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

         With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

         For purposes of this opinion, we have assumed (i) that the Trust Agreement and the Certificate are in full force and effect and have not been amended, (ii) that there are no proceedings pending or contemplated for the merger, consolidation, conversion, dissolution or termination of the Trust,
(iii) except to the extent provided in paragraph 1 below, that each party to documents examined by us has been duly created, organized or formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, organization or formation, (iv) the legal capacity of natural persons who are parties to the documents examined by us,
(v) except to the extent provided in paragraph 2 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, and (vi) except to the extent provided in paragraph 3 below, that each of the documents examined by us has been duly authorized,


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PECO Energy Transition Trust
September 18, 1998
Page 3


executed and delivered by all parties thereto. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

         This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

         Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

         1. The Trust has been duly created and is validly existing in good standing as a business trust under the Business Trust Act.

         2. Under the Business Trust Act and the Trust Agreement, the Trust has all necessary trust power and authority to execute and deliver the Indenture and to issue the Transition Bonds, and to perform its obligations under the Indenture and the Transition Bonds.

         3. Under the Business Trust Act and the Trust Agreement, the execution and delivery by the Trust of the Indenture and the Transition Bonds, and the performance by the Trust of its obligations under the Indenture and the Transition Bonds, have been duly authorized by all necessary trust action on the part of the Trust.

         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. We also consent to Ballard Spahr Andrews & Ingersoll's relying as to matters of Delaware law upon this opinion in connection with its rendering of an opinion to be attached as an exhibit to the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                             Very truly yours,


                                             /s/ Richards, Layton & Finger, P.A.
                                             -----------------------------------